Amendment to Share Exchange Agreement

This Amendment (the “Amendment”) to that certain Share Exchange Agreement, dated as of September 6, 2006 (the “SEA”) by and among General Components, Inc., a Nevada corporation (the “Acquiror Company”), each of the Persons listed on Exhibit B thereto (collectively, the “Shareholders”, and individually, a “Shareholder”) and Magical Insight Investments Ltd., a British Virgin Islands corporation (the “Company”) is made as of February 8, 2007 by each of the parties to the SEA. Terms used but not defined herein shall have the meanings assigned to them in the SEA.

WHEREAS, pursuant to the SEA, the Shareholders have transferred (directly or indirectly) to the Acquiror Company, and the Acquiror Company has acquired from the Shareholders, all of the Shares, which Shares constitute 100% of the outstanding capital stock of the Company, in exchange for (i) 179,867,207 shares of the Acquiror Company’s Common Stock (the “Acquiror Company Shares”), and (ii) 280,132,793 warrants to purchase shares of the Acquiror Company’s Common Stock (the “Acquiror Company Warrants”), which Acquiror Company Shares and Acquiror Company Warrants shall together constitute approximately 82.14% of the fully diluted outstanding shares of Acquiror Company’s Common Stock immediately after the closing of the transactions contemplated therein, in each case, on the terms and conditions set forth in the SEA; and

WHEREAS, the parties have decided that it is in the best interests of each of them to modify the provisions of the SEA pursuant to this Amendment insofar as they relate to the contingent issuance of Acquiror Company Shares to Mr. Zhang Zhengyu or any entity he designates pursuant to Section 2.1 of the SEA and the condition subsequent described in Section 9.8 of the SEA;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees that the SEA shall be amended as set forth below:

1.1 Section 2.1. Section 2.1 is hereby deleted and amended and restated in its entirety to read in the form indicated:

“2.1 Share Exchange. At the Closing, each Shareholder shall transfer to the Acquiror Company the number of Shares set forth in Exhibit B, and, in consideration therefor, subject to Section 2.2, the Acquiror Company shall issue to such Shareholder the number of shares of Acquiror Company Common Stock and the number of Acquiror Company Warrants so set forth (the “Exchange”). The Shares to be transferred by the Shareholders to the Acquiror Company will constitute all issued and outstanding shares of the capital stock of the Company. The total amount of Acquiror Company Common Stock to be issued to the Shareholders shall be 179,970,000 shares and the total number of Acquiror Company Warrants shall be 280,030,000, or such combination thereof as shall total 460,000,000. In addition, the Acquiror Company shall issue to each Shareholder (or to a trust established for the benefit of any such Shareholder), up to an aggregate of 800,000,000 shares of the Acquiror Company’s Common Stock (“Contingent Shares”), which shall be issuable without the payment of any additional consideration in the amounts and under the circumstances described below:

2.1.1 100,000,000 Contingent Shares shall be issued in the event the filing of the Acquiror Company’s Quarterly Report on Form 10-Q or 10-QSB for the first six months of 2007 reflects net income of not less than $12,000,000 (excluding any results of operations of the Existing Businesses or results of operations attributable to acquisitions);

2.1.2 100,000,000 Contingent Shares shall be issued in the event the Company’s solar power mobile phone having the characteristics described on Exhibit A is launched by June 30, 2007, meaning no less than 10,000 units of the solar power mobile phones have been sold;

2.1.3 100,000,000 Contingent Shares shall be issued in the event the Company’s English language learning phones having the characteristics described on Exhibit A are launched by June 30, 2007, meaning no less than 10,000 units of the English language learning phones have been sold;

2.1.4 100,000,000 Contingent Shares shall be issued in the event the Acquiror Company’s Annual Report on Form 10-K or 10-KSB for 2007 reflects net income of not less than $40,000,000 (excluding any results of operations of the Existing Businesses or results of operations attributable to acquisitions);

2.1.5 200,000,000 Contingent Shares shall be issued in the event the Acquiror Company’s Annual Report on Form 10-K or 10-KSB for 2008 reflects net income of not less than $60,000,000 (excluding any results of operations of the Existing Businesses or results of operations attributable to acquisitions); and

2.1.6 200,000,000 Contingent Shares shall be issued in the event the Acquiror Company’s Annual Report on Form 10-K or 10-KSB for 2009 reflects net income of not less than $90,000,000 (excluding any results of operations of the Existing Businesses or results of operations attributable to acquisitions).

All Contingent Shares issued pursuant to the foregoing clauses 2.1.1 through 2.1.4 shall be issued upon receipt by the Acquiror Company of a lock-up agreement pursuant to which the registered owner of such Contingent Shares shall agree not to sell, offer to sell or otherwise transfer (subject to customary exceptions for transfers to family members or trusts established for their benefit) any such Contingent Shares prior to January 1, 2009. The net income of the Acquiror Company shall be determined on a consolidated basis in accordance with GAAP (excluding any results of operations of the Existing Businesses or results of operations attributable to acquisitions) and determined by an accounting or valuation firm retained by the Acquiror Company for such purpose as soon as practicable after the end of the relevant fiscal period. In the event that at any time subsequent to the date hereof and prior to the issuance of the Contingent Shares, the Acquiror Company shall (a) issue additional shares of Acquiror Company Common Stock as a dividend or other distribution on outstanding Acquiror Company Common Stock, (b) subdivide the outstanding shares of Acquiror Company Common Stock, or (c) combine the outstanding shares of the Acquiror Company Common Stock into a smaller number of shares (including pursuant to the reverse split of the Acquiror Company Common Stock described in Section 7.2), then, in each such event, the number of Contingent Shares to be issued shall be adjusted to a number determined by multiplying the number of Contingent Shares that would otherwise (but for these adjustment provisions) be issuable by a fraction of which the numerator of which shall be the number of shares of Acquiror Company Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Acquiror Company Common Stock outstanding immediately prior to such event.”

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1.2 Section 2.1. For the avoidance of doubt, the amendment and restatement of Section 2.1 of the SEA set forth above shall result in the elimination of the proviso contained in the previous version of Section 2.1 immediately following Section 2.1.4 thereof, such that there shall no longer be any possible reduction in the Contingent Shares issuable under Section 2.1 as a result of the net income of the Acquiror Company for 2006 being below $10 million.

1.3 Section 2.2. Section 2.2 is hereby amended by adding as a new last sentence the following:

“Each Shareholder shall provide to the Acquiror Company such tax forms as may be necessary to claim an applicable exemption or reduction from any such withholding and, upon request by the Acquiror Company, shall pay to or reimburse the Acquiror Company in cash for any such amounts required to be withheld and paid over.”

1.4 Continuing Effect. Except as specifically modified by this Amendment, the SEA shall continue in full force and effect from and after the date hereof as an agreement of the parties hereto.

1.5 Governing Law. This Amendment will be governed by the laws of the State of New York without regard to conflicts of laws principles.

1.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

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COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

Acquiror Company:
GENERAL COMPONENTS, INC.

By:	/s/

Printed name: Zhang Zhengyu
Title: Chief Executive Officer

Company:
MAGICAL INSIGHT INVESTMENTS LTD.

By:	/s/

Printed name: LI Ming
Title: Chief Executive Officer

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Beneficiary owner:	Beneficiary owner:
FULL TALENT LIMITED	FULL WISDOM INTERNATIONAL LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

Beneficiary owner:	Beneficiary owner:
SMOOTH WEALTH GROUP LIMITED	MARVEL SIGHT LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

Beneficiary owner:	Beneficiary owner:
BETTER ABILITY ENTERPRISES LIMITED	LUCK ADVANCE INTERNATIONAL LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Beneficiary owner:	Beneficiary owner:
RICH FOREVER INTERNATIONAL LIMITED	PLENTY RICHES INVESTMENTS LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

Beneficiary owner:	Beneficiary owner:
PROFIT PLENTY INVESTMENTS LIMITED	SMART HONOR GROUP LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

Beneficiary owner:	Beneficiary owner:
BRIGHTCENTER GROUP LIMITED	PROFIT GLOBE INVESTMENTS LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Beneficiary owner:	Beneficiary owner:
DEVELOP GOOD INTERNATIONAL LIMITED	GAIN THOUSAND LIMITED
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

Beneficiary owner:	Beneficiary owner:
ZUO WEIQI	CHEN BIYUN
Signed:	Signed:
Printed name:	Printed name:
Title:	Title:

EXHIBIT A
ENGLISH LEARNING MOBILE PHONE

Specification:
1. Style

2. Main Features

1. Daily learning program
- An English sentence will be spoken by the mobile phone for each unique event described below
-  Events include ringing, received and sent messages, received calls, missed calls, dialing calls or any other event defined by the User.
- Both Chinese and English versions of the sentence are displayed on the screen
- English language is passively reinforced due to daily operation of the mobile phone and repetition of the sentences
- Events can be defined and modified by the User according to his or her personal preferences

2 Reinforcement program
- A learning curve model based on Ebbinghaus principles regenerates certain sentences at predefined intervals to support memorization

Specification:
1. Style

2. Main Features

Solar Power
- Battery can be recharged by means of natural sunlight or direct artificial light
-  Battery life of 20 to 25 minutes after 40 minutes charging in natural sunlight
- Virtually no battery drain when operated in bright natural sunlight

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